UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

Freeport-McMoRan Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check m.ark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2020, Freeport-McMoRan Inc., a Delaware corporation (FCX), as issuer, and Freeport-McMoRan Oil & Gas LLC, a Delaware limited liability company, as guarantor (Guarantor), completed the sale of its previously announced $700 million aggregate principal amount of 4.125% Senior Notes due 2028 (the 2028 Senior Notes) and $600 million aggregate principal amount of 4.250% Senior Notes due 2030 (the 2030 Senior Notes and, together with the 2028 Senior Notes, the Notes). The Notes are guaranteed by the Guarantor (the Guarantees and, together with the Notes, the Securities). The Securities are FCX and the Guarantor’s senior unsecured obligations and will rank senior in right of payment to any subordinated indebtedness that FCX or the Guarantor may incur in the future and equally in right of payment with all of the existing and future unsecured and unsubordinated indebtedness of FCX and the Guarantor.

The Securities were offered pursuant to a prospectus supplement dated February 19, 2020, to the prospectus dated August 1, 2019, that forms a part of FCX’s effective Registration Statement on Form S-3, as amended (File No. 333-226675), filed by FCX with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an Indenture dated as of August 15, 2019 (the Base Indenture), between FCX and U.S. Bank National Association, as trustee (the Trustee), as supplemented by the third supplemental indenture and the fourth supplemental indenture, each dated as of March 4, 2020, among FCX, the Guarantor and the Trustee (collectively, the Supplemental Indentures and together with the Base Indenture, the Indenture).

The 2028 Senior Notes will mature on March 1, 2028, and the 2030 Senior Notes will mature on March 1, 2030. Interest will accrue at a rate of 4.125% per annum for the 2028 Senior Notes and 4.250% per annum for the 2030 Senior Notes, in each case, from March 4, 2020. Interest on each of the 2028 Senior Notes and the 2030 Senior Notes is payable on March 1 and September 1 of each year, commencing on September 1, 2020. FCX may redeem some or all of the Notes at any time and from time to time at the redemption prices set forth in the Indenture, as applicable.

The Indenture contains covenants that restrict FCX’s ability, with certain exceptions, to (i) incur debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) merge or consolidate with or into another entity, or sell, transfer or lease all or substantially all of its properties and assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

In the ordinary course of their businesses, affiliates of the Trustee have engaged in commercial banking transactions with FCX and its subsidiaries, and may in the future engage in commercial banking and other transactions with FCX and its subsidiaries.

The foregoing descriptions of the Indenture and the Securities are not intended to be complete and are qualified in their entirety by reference to the Indenture and the forms of the Notes, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

A copy of the opinion of Davis Polk & Wardwell LLP, counsel to FCX, relating to the legality of the Securities is filed as Exhibit 5.1 hereto.

FCX issued a press release dated March 4, 2020, announcing, among other things that it has completed the sale of $1.3 billion of senior notes, the early results of its offers to purchase certain outstanding senior notes, and the make-whole redemption of the remaining 4.00% Senior Notes due 2021 not tendered prior to the early tender deadline.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
4.1

Indenture dated as of August 15, 2019, between Freeport-McMoRan Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to FCX’s Current Report on Form 8-K filed with the SEC on August 15, 2019).

4.2

Third Supplemental Indenture dated as of March 4, 2020, among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC, as guarantor, and U.S. Bank National Association, as trustee (relating to the 4.125% Senior Notes due 2028).

4.3

Fourth Supplemental Indenture dated as of March 4, 2020, among Freeport-McMoRan Inc., Freeport-McMoRan Oil & Gas LLC, as guarantor, and U.S. Bank National Association, as trustee (relating to the 4.250% Senior Notes due 2030).

4.4	Form of 4.125% Senior Notes due 2028 (included in Exhibit 4.2).
4.5	Form of 4.250% Senior Notes due 2030 (included in Exhibit 4.3).
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
99.1

Press Release dated March 4, 2020, titled “Freeport-McMoRan Completes Sale of $1.3 Billion of Senior Notes and Announces Early Results of Offers to Purchase Certain Outstanding Senior Notes and Redemption of Remaining 2021 Senior Notes.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President and
Chief Financial Officer (authorized signatory and
Principal Financial Officer)

Date: March 4, 2020